                                                                     Exhibit 5.1

             [LETTERHEAD OF MORRISON & FOERSTER LLP APPEARS HERE]


                                  May 5, 1998


Genesis Direct, Inc.
100 Plaza Drive
Secaucus, NJ 07094

Ladies and Gentlemen:

          At your request, we have examined the Registration Statement on Form S-1 filed by Genesis Direct, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on March 6, 1998 (Registration No. 333-47455), Amendment No. 1 thereto filed on April 17, 1998, Amendment No. 2 thereto filed on May 1, 1998 and Amendment No. 3 thereto filed on May 5, 1998 (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of shares of the Company's common stock, par value $0.01 per share (the "Stock"), including authorized but unissued shares being offered by the Company (including shares subject to the underwriters' over-allotment option) and presently issued and outstanding shares being offered by certain selling shareholders (the "Selling Shareholders") (including shares subject to the underwriters' over-allotment option). The Stock is to be sold to the underwriters named in the Registration Statement for resale to the public.

          As counsel to the Company, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

          We are of the opinion that (a) the shares of Stock to be offered and sold by the Company have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally issued, fully paid and nonassessable, and (b) the shares of Stock that may be sold by the Selling Shareholders are legally and validly issued, fully paid and nonassessable.

Genesis Direct, Inc.
May 5, 1998
Page 2


      We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.


                                Very truly yours,

                                /s/ Morrison & Foerster LLP